EXHIBIT 10.2

                             GUARANTY


     This Guaranty ("Guaranty") is entered into as of September 27, 1996 by CKE RESTAURANTS, INC., a Delaware corporation ("Guarantor"), with its principal office at 1200 North Harbor Boulevard, Anaheim, California 92801, in favor of GIANT GROUP, LTD., a Delaware corporation (the "Company"), with its principal office at 150 El Camino Drive, Suite 303, Beverly Hills, California 90212.

                        R E C I T A L S :

     A. The Company proposes to make a loan (the "Loan") to CBI Restaurants, Inc., a Delaware corporation in formation of which the Guarantor will be a principal stockholder (the "Debtor"), in the principal amount of Five Million Dollars ($5,000,000), which shall be evidenced by a promissory note of the Debtor, dated as of even date herewith, payable to the Company (the "Note").

     B. As an inducement for the Company to make the Loan to the Debtor, Guarantor has agreed to enter into this Guaranty in order to guaranty the Loan.

     ACCORDINGLY, in consideration of the mutual covenants contained herein, the parties agree as follows:

     1. GUARANTY. Guarantor unconditionally guarantees any and all indebtedness and obligations (hereinafter collectively, the "Guaranteed Obligations") of Debtor to the Company under the Note. Guarantor agrees that this Guaranty constitutes a guaranty of payment when due and not of collection. This Guaranty shall terminate on the date on which the Guaranteed Obligations are satisfied in full. Upon satisfaction of the Guaranteed Obliga-tions, the Company shall give Guarantor written notice of such fact. Guarantor's obligations hereunder are independent of the Guaranteed Obligations and a separate action or actions may be brought and prosecuted against Guarantor, whether an action is brought against Debtor or whether Debtor is joined in any such action or actions.

     2. CONSENTS BY GUARANTOR. Guarantor hereby authorizes the Company, without notice or demand and without affecting Guarantor's liability hereunder, from time to time to: (a) renew, compromise, extend, refinance, accelerate or restructure the Guaranteed Obligations or otherwise change the time for payment or the terms of any of the Guaranteed Obligations or otherwise change the time for payment or the terms of any of the Guaranteed Obligations, or any part thereof, including, without limitation, increasing or decreasing the rate of interest thereof; (b) waive, amend, rescind or modify any of the terms or provisions of the Note or any agreement or document executed in connection there-with; (c) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations, or any part thereof, and any security of collateral therefor in any manner as the Company may determine in its sole discretion; (d) take and hold colla-teral to secure the payment of the Guaranteed Obligations and exchange, enforce, waive and release any such collateral, and apply such collateral and direct the order or manner of sale thereof as the Company in its sole discretion may determine; and
(e) release or substitute any one or more endorser(s) or other guarantor(s). Guarantor agrees that the Company may do any or all of the foregoing in such manner, upon such terms, and at such times as the Company, in its sole discretion, deems advisable, without, in any way or respect, impairing, affecting, reducing or releasing Guarantor from its obligations hereunder. Guarantor hereby consents to each and all of the foregoing acts, events and occurrences.

     3.   WAIVERS.

          3.1 DEFENSES. Guarantor hereby waives any right to assert against the Company as a defense, counterclaim, setoff or crossclaim, any defense (legal or equitable), counterclaim, setoff or crossclaim which Guarantor may now or at any time hereafter have under applicable law, rule, arrangement or relationship against Debtor, the Company or any other party, including, without limitation, (i) all rights and defenses set forth in Section 431.70 of the California Code of Civil Procedure, (ii) the benefit of any statute of limitations affecting the liability of Guarantor hereunder or the enforcement hereof, (iii) any defense based upon any legal disability or other defense of Debtor, any other guarantor or other person, or by reason of the cessation or limitation of the liability of Debtor from any cause other than full payment of all sums payable under the Note, (iv) any defense based upon the application by Debtor of the proceeds of the Loan, (v) any defense based upon Debtor's failure to disclose to Guarantor any information concerning Debtor's financial condition or any other circum-stances bearing on Debtor's ability to pay all sums payable under the Note, (vi) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal, (vii) any defense based upon Debtor's election, in any proceeding instituted under the Federal Bank-ruptcy Code, of the application of Section 1111(b)(2) of such Code or any successor statute, (viii) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code, and (ix) all defenses, counter-claims and setoffs of any kind or nature arising, directly or indirectly, from the present or future lack of perfection, sufficiency, validity or enforceability or any security interest.

          3.2 ELECTION OF REMEDIES. Guarantor hereby waives all rights and defenses arising by reason of any claim or defense based upon an election of remedies by the Company, even though such election of remedies, including but not limited to, a non-judicial foreclosure, in any manner impairs, affects, reduces, releases, destroys or extinguishes Guarantor's subrogation rights, rights to proceed against Debtor for reimbursement, or any other rights of Guarantor to proceed against any other person or security, including, but not limited to, any defense based upon an election of remedies by the Company under the provisions of Section 580d of the California Code of Civil Procedure, or any similar law of California or of any other state, or of the United States.

          3.3 PRESENTMENT, DEMAND AND NOTICE. Guarantor waives all presentments, demands for performance, notices of nonperform-ance, protests, notices of protests, notices of dishonor, notices of default, notice of acceptance of this Guaranty, diligence, and notices of the existence, creation of incurrence of the Guaran-teed Obligations or of new or additional Guaranteed Obligations incurred or created after the date of this Guaranty, and all other notices or formalities to which Guarantor may be entitled under applicable law.

          3.4 REMEDIES AGAINST DEBTOR. As a condition to payment or performance by Guarantor under this Guaranty, the Company shall not be required to, and Guarantor hereby waives any and all rights to require the Company to, prosecute or seek to enforce any remedies against Debtor or any other party liable to the Company on account of the Guaranteed Obligations.

          3.5 ADDITIONAL WAIVERS. Without limiting the generality of the foregoing waivers or any other provision hereof, Guarantor expressly waives any and all benefits which might otherwise be available to Guarantor under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2849, 2850, 2899 and
3433.

     4. SUBORDINATION. The Guarantor's obligations to the Company under this Guaranty are, to the extent and in the manner provided in Section 6 of that certain Stock Purchase and Loan Agreement, dated as of September 27, 1996, by and among the Debtor, the Guarantor and Fidelity National Financial, Inc. (the "Agreement"), subordinate and junior upon the occurrence of an event of default on the Senior Indebtedness (as such term is defined in the Agreement). The terms and provisions of Section 6 of the Agreement, together with the definitions of the terms used therein, are incorporated by reference herein. Other than the subordination provisions of the Agreement (which would restrict the Guarantor's ability to perform its obligations hereunder upon the occurrence of an event of default on the Senior Indebted-
ness), there are no restrictions on the Guarantor's ability to satisfy the Guaranteed Obligations in accordance with the terms of this Guaranty. In addition to all other rights of holders of Senior Indebtedness described in the Agreement, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions of the Agreement irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebted-ness or any extension or renewal of the Senior Indebtedness.

     5. FINANCIAL CONDITION OF DEBTOR. Guarantor hereby waives its right, if any, to require, and the Company is relieved of any obligation or duty to disclose to Guarantor, any information which the Company may now or hereafter acquire concerning the Debtor's financial condition or the risk of nonpayment of the Loan.

     6.   MISCELLANEOUS.

          6.1 HEADINGS. The Section and other headings contained in this Guaranty are for reference purposes only and shall not affect in any way the meaning or interpretation of this Guaranty.

          6.2 GOVERNING LAW. The validity, construction and performance of this Guaranty shall be governed by the laws, without regard to the laws as to choice or conflict of laws, of the State of California.

          6.3 ENTIRE AGREEMENT. This Guaranty embodies the entire agreement and understanding between the parties pertaining to the subject matter of this Guaranty, and supersedes all prior agreements, understandings, negotiations, representations and discussions, whether verbal or written, of the parties, pertain-ing to that subject matter.

          6.4 BINDING EFFECT. The provisions of this Guaranty shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          6.5 PARTIES IN INTEREST. Nothing in this Guaranty, expressed or implied, is intended to confer on any person or entity other than the parties any right or remedy under or by reason of this Guaranty (other than the provisions of Section 4, which shall inure to the benefit of the holders of Senior Indebtedness).

          6.6 NOTICES. Any notice or communication required or permitted by this Guaranty shall be deemed sufficiently given it in writing and, if delivered personally, when it is delivered or if deposited with the U.S. Postal Service, postage prepaid, and addressed to the party to receive it at the address set forth in the first paragraph of this Guaranty, 48 hours after such deposit as registered or certified mail.

          6.7 AMENDMENT AND WAIVER. This Guaranty may be amended, modified or supplemented only by a writing executed by each of the parties. Any party may in writing waive any provision of this Guaranty to the extent such provision is for the benefit of the waiving party. No action taken pursuant to this Guaranty, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by that party of its or any other party's compliance with any representations or warranties or with any provisions of this Guaranty. No waiver by any party of a breach of any provision of this Guaranty shall be construed as a waiver of any subsequent or different breach, and no forbearance by a party to seek a remedy for noncompliance or breach by another party shall be construed as a waiver of any right or remedy with respect to such noncompliance or breach.

          6.8 SEVERABILITY. The invalidity or unenforceability of any particular provision of this Guaranty shall not affect the other provisions, and this Guaranty shall be construed in all respects as if any invalid or unenforceable provision were omitted.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed as of the date and year first above written.

                                   CKE RESTAURANTS, INC.,
                                   a Delaware corporation



                                   By: /s/ Joseph N. Stein
                                      --------------------------
                                      Joseph N. Stein,
                                      Senior Vice President and
                                      Chief Financial Officer